Exhibit 4.3

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE dated as of September 29, 2021 (this “Fourth Supplemental Indenture”), among CoreCivic, Inc., a Maryland corporation (the “Issuer”), each of the Guarantors named herein, as Guarantors, and Regions Bank, existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer, the Trustee and the Guarantors have heretofore executed and delivered the indenture dated as of September 25, 2015 (the “Base Indenture”), to provide for the issuance from time to time of Securities (as defined in the Base Indenture) in one or more Series (as defined in the Base Indenture); and

 WHEREAS, pursuant to the terms of the Base Indenture, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered the Third Supplemental Indenture dated as of April 14, 2021 (the “Third Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Third Supplemental Indenture hereinafter referred to as the “Existing Indenture”) providing for the establishment of a new Series of Securities under the Base Indenture to be known as its “8.25% Senior Notes due 2026” (the “Notes”); and

WHEREAS, pursuant to the Existing Indenture, the Issuer issued Notes in the aggregate, original principal amount of $450 million on April 14, 2021 (the “Initial Notes”); and

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Fourth Supplemental Indenture to provide for the issuance of $225,000,000 in aggregate principal amount of Additional Notes, having terms identical to the Initial Notes, other than the issue date and the issue price (the “Additional 2026 Notes” and, together with the Initial Notes, the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Existing Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Fourth Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

2.          ADDITIONAL NOTES.  In accordance with Section 2.01 and 4.13 of the Existing Indenture, the Issuer hereby issues the Additional 2026 Notes as Additional Notes under the Existing Indenture, having terms identical to the Initial Notes (other than the issue date and the issue price), at an issue price of 102.25% of the principal amount thereof, plus accrued and unpaid interest from April 14, 2021.  The Initial Notes and the Additional 2026 Notes shall be treated as a single class of Securities under the Existing Indenture.

3.          AUTHENTICATION OF ADDITIONAL 2026 NOTES.  The Trustee shall, pursuant to an Authentication Order delivered in accordance with Section 2.02 of the Existing Indenture, authenticate and deliver the Additional 2026 Notes for the aggregate principal amount specified in such Authentication Order.

4.          RATIFICATION OF EXISTING INDENTURE.  Except as expressly amended and supplemented hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Fourth Supplemental Indenture shall form a part of the Existing Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The rights, protections and indemnities provided to the Trustee under the Existing Indenture shall apply to any action (or inaction) of the Trustee in connection herewith, including in connection with the execution and delivery of this Fourth Supplemental Indenture.

6.          NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Issuers or the Guarantors, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, any Guarantees, the Existing Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.          NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.          COUNTERPARTS.  The parties may sign any number of copies of this Fourth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

9.          EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.        THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of (i) the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors, (ii) the proper authorization hereof by the Issuer and the Guarantors by action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 29, 2021
ISSUER:

CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

GUARANTORS:

ACS CORRECTIONS OF TEXAS, L.L.C.
AVALON CORPUS CHRISTI TRANSITIONAL CENTER, LLC
AVALON TULSA, L.L.C.
CARVER TRANSITIONAL CENTER, L.L.C.
EP HORIZON MANAGEMENT, LLC
FORT WORTH TRANSITIONAL CENTER, L.L.C.
SOUTHERN CORRECTIONS SYSTEMS OF WYOMING, L.L.C.
TURLEY RESIDENTIAL CENTER, L.L.C.

	By:	Avalon Correctional Services, Inc.,
Its sole member

	By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

CORECIVIC TRS, LLC
CCA SOUTH TEXAS, LLC
CORECIVIC, LLC
CORRECTIONAL ALTERNATIVES, LLC

	By:	CoreCivic, Inc.,
Its sole member

	By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

CORECIVIC OF TENNESSEE, LLC

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

TRANSCOR AMERICA, LLC

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

AVALON TRANSITIONAL CENTER DALLAS, LLC
CCA HEALTH SERVICES, LLC
CCA INTERNATIONAL, LLC
CORECIVIC GOVERNMENT SOLUTIONS, LLC
PRISON REALTY MANAGEMENT, LLC
TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, LLC

By:	CoreCivic of Tennessee, LLC,
Its sole member

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

AVALON CORRECTIONAL SERVICES, INC.

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

CORRECTIONAL MANAGEMENT, INC.
CORECIVIC OF TALLAHASSEE, LLC
TIME TO CHANGE, INC.

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

RECOVERY MONITORING SOLUTIONS CORPORATION

By:	/s/ Cole G. Carter
Name:	Cole G. Carter
Title:	Executive Vice President, General Counsel and Secretary

GREEN LEVEL REALTY, LLC

By:	Time to Change, Inc.,
Its sole member

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

ROCKY MOUNTAIN OFFENDER
MANAGEMENT SYSTEMS, LLC
NATIONAL OFFENDER MANAGEMENT SYSTEMS, LLC

By:	Recovery Monitoring Solutions Corporation,
Its sole member and manager

By:	/s/ Cole G. Carter
Name:	Cole G. Carter
Title:	Executive Vice President, General Counsel and Secretary

TRUSTEE:

REGIONS BANK, as Trustee

By:	/s/ Kristine Prall
Authorized Signatory